EXHIBIT 99.1

Higher One Holdings, Inc. Reports Third Quarter 2012 Financial Results

•	Revenue was $51.2 million, up 6% year-over-year

•	Entered into new five-year, $200 million credit facility

•	Higher One now serves over 1,250 campuses representing over 10.8 million students

New Haven, CT, November 6, 2012 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced financial results for the third quarter of 2012. The company reported revenue of $51.2 million, up 6% from $48.1 million in the third quarter of 2011. The year-over-year revenue growth was primarily attributable to an increase in the number of higher education institutions that have contracted for Higher One's services and the inclusion of recently acquired Campus Labs in Higher One's results.

“We continue to show revenue growth and stable sales despite continued pressure on enrollment and a difficult operating environment,” said Mark Volchek, Chief Executive Officer. “We continued to diversify our business, and we’ve made changes to the OneAccount suite that should help drive customer engagement and retention in the long-run.  I believe our account offerings provide some of the best values on the market, and we allow students to choose the account type that works best for them. Although some headwinds are putting pressure on results in the near-term, I’m confident that we are making the right decisions to position the business for sustainable, long-term value creation.”

Higher One also reported GAAP net income of $7.3 million, and non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, of $9.3 million. GAAP diluted EPS was $0.13 in the quarter. Non-GAAP adjusted diluted EPS was $0.16. In the third quarter of 2012, non-GAAP adjusted EBITDA was $16.7 million.

The number of OneAccounts at the end of the third quarter of 2012 totaled 2.1 million, up 3% from 2.0 million at the end of the third quarter of 2011. The number of OneAccounts grew 10% on a sequential basis, up from 1.9 million at the end of the second quarter of 2012. A change in the protocols of closing low-balance, inactive accounts that was implemented in the second quarter of 2012 has had a negative impact on the year-over-year growth in number of OneAccounts.

Total enrollment at higher education clients that have purchased the OneDisburse® service increased to 4.6 million. Sales to new clients accounted for an increase of approximately 637,000 from 4.0 million at the end of the third quarter of 2011. A decline in enrollment at existing clients had a negative impact of approximately 19,000.  Total enrollment at higher education clients that have signed up for at least one of our OneDisburse, CASHNet®, or Campus Labs® modules now totals 10.8 million.

Cash, cash equivalents, and liquid investments totaled $27.3 million as of September 30, 2012. Higher One continued with the previously announced share repurchase program, utilizing $14.8 million to repurchase approximately 1.2 million shares in the quarter.

Higher One revised its full-year 2012 revenue and GAAP diluted EPS guidance to $192.0 – $200.0 million and $0.53 – $0.60, respectively.   The company maintained full-year 2012 non-GAAP adjusted diluted EPS guidance of $0.63 – $0.70.

Credit Facility

In October, Higher One entered into a new five-year, senior secured revolving credit facility in an amount of $200 million with Bank of America, N.A. as administrative agent, and other lenders. The amount available to be drawn under the credit facility may be increased by an additional $100 million upon Higher One’s request and the agreement of the lenders. This new credit facility replaces the company’s $50 million revolving credit facility. The facility will bear interest at floating rates, plus a margin based on the leverage ratio of the company.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. ET today to discuss third quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) is a leading company focused on creating cost-saving efficiencies for higher education institutions and providing high-value services to students. Higher One offers a wide array of technological services on campus, ranging from streamlining the institution’s performance analytics and financial aid refund processes to offering students innovative banking services, tuition payment plans, and the basics of financial management. Higher One works closely with colleges and universities to allocate resources more efficiently in order to provide a higher quality of service and education to students.

Founded in 2000 on a college campus by college students, Higher One now serves more than half of the higher education market, providing its services to over 1,250 campuses and 10.8 million students at distinguished public and private institutions nationwide. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission (“SEC”).  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.  Information about the factors that could affect future performance can be found in our recent SEC filings.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations.  Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Ken Goff, 203-776-7776 x4462, kgoff@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands of dollars, except share and per share amounts)

	Three Months
	Ended September 30,
	2011	2012
Revenue:
Account revenue	$35,800	$35,660
Payment transaction revenue	6,603	8,342
Higher education institution revenue	4,595	5,946
Other revenue	1,142	1,279
Total revenue	48,140	51,227
Cost of revenue	19,630	21,838
Gross margin	28,510	29,389
Operating expenses:
General and administrative	9,415	11,902
Product development	1,158	1,380
Merger and acquisition related expenses	-	1,042
Sales and marketing	4,698	3,182
Total operating expenses	15,271	17,506
Income from operations	13,239	11,883
Interest income	15	23
Interest expense	(66)	(185)
Other income	-	77
Net income before income taxes	13,188	11,798
Income tax expense	4,720	4,480
Net income	$8,468	$7,318

Net income available to common stockholders:
Basic	$8,468	$7,318
Diluted	$8,468	$7,318

Weighted average shares outstanding
Basic	55,470,457	54,511,509
Diluted	59,789,977	57,246,289

Net income available to common stockholders per common share:
Basic	$0.15	$0.13
Diluted	$0.14	$0.13

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands of dollars, except share and per share amounts)

	December 31,	September 30,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$39,085	$27,044
Investments in marketable securities	15,743	245
Accounts receivable	3,672	8,704
Income receivable	5,961	8,990
Deferred tax assets	33	-
Income tax receivable	12,671	1,608
Prepaid expenses and other current assets	6,774	7,688
Restricted cash	-	2,365
Total current assets	83,939	56,644
Deferred costs	3,776	3,306
Fixed assets, net	46,088	53,250
Intangible assets, net	16,787	38,283
Goodwill	15,830	46,910
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	712	619
Deferred tax assets	-	1,423
Restricted cash	1,250	1,500
Total assets	$176,015	$209,568

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,118	$3,798
Accrued expenses	26,414	12,125
Contingent consideration, current portion	-	2,286
Deferred tax liabilities	-	868
Deferred revenue	9,690	16,861
Total current liabilities	39,222	35,938
Deferred revenue	2,173	2,210
Loan payable and deferred contribution related to New Markets Tax Credit financing	9,801	9,568
Debt	-	30,000
Contingent consideration, non-current portion	-	11,024
Deferred tax liabilities	1,233	-
Total liabilities	52,429	88,740
Commitments and contingencies (Note 6)

Stockholders' equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 57,675,806 shares issued and 56,615,683 shares outstanding at December 31, 2011; 57,974,292 shares issued and 54,191,446 shares outstanding at September 30, 2012	58	59
Additional paid-in capital	161,268	171,351
Treasury stock, 1,060,123 and 3,782,846 shares at December 31, 2011 and September 30, 2012, respectively	(16,208)	(53,808)
Accumulated earnings (deficit), net of 2008 stock tender transaction of $93,933	(21,532)	3,226
Total stockholders' equity	123,586	120,828
Total liabilities and stockholders' equity	$176,015	$209,568

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands of dollars)

	Nine months ended
	September 30,
	2011	2012
Cash flows from operating activities
Net income	$24,264	$24,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,204	7,336
Amortization of deferred finance costs	54	102
Stock-based customer acquisition expense	9,233	-
Stock-based compensation	3,049	3,226
Deferred income taxes	(4,866)	(1,755)
Income tax benefit related to exercise of stock options	(5,274)	(2,796)
Non-cash fair value adjustment of contingent consideration	–	310
Other income	–	(233)
Gain on litigation settlement agreement	(1,500)	–
Loss on disposal of fixed assets	343	35
Changes in operating assets and liabilities:
Accounts receivable	(2,912)	(2,624)
Income receivable	(2,574)	(3,029)
Deferred costs	(645)	(703)
Prepaid expenses and other current assets	3,964	12,997
Other assets	(9)	(114)
Accounts payable	(576)	799
Accrued expenses	816	(3,566)
Deferred revenue	2,764	3,708
Net cash provided by operating activities	31,335	38,451
Cash flows from investing activities
Purchases of available for sale investment securities	(11,192)	(11,230)
Proceeds from sales of available for sale investment securities	–	14,634
Proceeds from maturities of available for sale investment securities	8,000	12,094
Purchases of fixed assets, net of changes in construction payables of $3,494 and ($11,799), respectively	(21,623)	(22,499)
Acquisition of Campus Labs	–	(37,280)
Proceeds from development related subsidies	–	330
Additions to internal use software	–	(2,061)
Deposits to restricted cash, net	–	(2,615)
Payment to escrow agent	(1,075)	–
Proceeds from escrow agent	1,500	–
Net cash used in investing activities	(24,390)	(48,627)
Cash flows from financing activities
Tax benefit related to exercise of stock options	5,274	2,796
Proceeds from exercise of stock options	983	2,939
Proceeds from line of credit	–	30,000
Repurchase of common stock	(14,244)	(37,600)
Net cash used in financing activities	(7,987)	(1,865)
Net change in cash and cash equivalents	(1,042)	(12,041)
Cash and cash equivalents at beginning of period	34,484	39,085
Cash and cash equivalents at end of period	$33,442	$27,044

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(in thousands)

	Three Months Ended
	Sept 30,	Dec 31,	March 31,	June 30,	Sept 30,
	2011	2011	2012	2012	2012

OneDisburse SSE (1)	3,970	4,169	4,330	4,480	4,589
y/y growth	23%	27%	27%	22%	16%

Total Company SSE (2)	5,802	5,995	6,204	6,437	10,843
y/y growth	11%	14%	16%	16%	87%

Ending OneAccounts (3)	2,015	1,997	2,122	1,896	2,083
y/y growth	31%	23%	20%	10%	3%

(1)
OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(2)
Total Company SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more OneDisburse, CASHNet, or Campus Labs modules by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(3)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended
	September 30,
	2011	2012
Net income	$8,468	$7,318
Interest income	(15)	(23)
Interest expense	66	185
Income tax expense	4,720	4,480
Depreciation and amortization	1,770	2,805
EBITDA	15,009	14,765
Stock-based and other customer acquisition expense	2,320	–
Stock-based compensation expense	889	901
Merger and acquisition related expenses	–	1,042
Other income	–	–
Adjusted EBITDA	$18,218	$16,708

Revenues	$48,140	$51,227
Net income margin	17.6%	14.3%
Adjusted EBITDA margin	37.8%	32.6%

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(in thousands, except per share amounts)
	Three Months Ended
	September 30,
	2011	2012
Net income	$8,468	$7,318

Stock-based and other customer acquisition expense	2,320	–
Stock-based compensation expense - incentive stock option grants	480	487
Stock-based compensation expense - non-qualified stock option grants	409	414
Merger and acquisition related expense	–	1,042
Other income	–	–
Amortization of intangibles	768	863
Amortization of deferred finance costs	18	34
Total pre-tax adjustments	3,995	2,840
Tax rate	38.2%	38.2%
Tax adjustment (a)	1,343	899
Adjusted net income	$11,120	$9,259

Diluted Weighted Average Shares Outstanding	59,790	57,246
Diluted EPS	$0.14	$0.13
Adjusted Diluted EPS	$0.19	$0.16
Revenues	$48,140	$51,227
Net Income Margin	13.6%	14.3%
Adjusted Net Income Margin	20.3%	18.1%

Higher One Holdings, Inc.
Business Outlook

	Twelve Months Ending
	December 31, 2012
	GAAP			Non-GAAP (b)
Revenues (in millions)	$192.0	-	$200.0	$192.0	-	$200.0
Diluted EPS	$0.53	-	$0.60	$0.63	-	$0.70

(b) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2012 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $3.5 million, and (ii) stock-based compensation expense of approximately $4.0 million.